Exhibit (p)(2)

                                  INTRODUCTION

1. FIDUCIARY DUTY. This Code of Ethics is based on the principle that all employees of the Company and certain other persons have a fiduciary duty to place the interest of clients ahead of their own and the Company's. This Code of Ethics applies to all "Access Persons" (defined below). Access Persons must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of the Company's Advisory Clients.

For purposes of this Code of Ethics, the following words shall have the following meanings:

     "ACCESS PERSONS" means all employees, directors, officers, partners or members of the Company, as the case may be, who (i) have access to nonpublic information regarding Advisory Clients' purchases or sales of securities, (ii) are involved in making securities recommendations to Advisory Clients, or (iii) have access to nonpublic recommendations or the portfolio holdings of an affiliated investment company. Client services personnel who regularly communicate with Advisory Clients also may be deemed to be Access Persons.

     "ADVISORY CLIENT" means any fund for which the Company serves as a general partner, or any person or entity for which it serves as investment adviser, renders investment advice or makes investment decisions.

     "CODE" means this Code of Ethics as supplemented by other policies and procedures contained in the Company's Compliance Manual.

     "REPORTABLE SECURITIES" means all securities in which an Access Person has a beneficial interest except: (i) U.S. Government securities; (ii) money market instruments (e.g., bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments); (iii) shares of money market funds, (iv) shares and holdings in other mutual funds unless the Company acts as the investment advisor to, or the principal underwriter of, the subject fund; and (iv) units of a unit investment trust (UIT) if the UIT is invested exclusively in unaffiliated mutual funds.

As fiduciaries, all Access Persons must at all times:

     A. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. All Access Persons must avoid serving their own personal interests ahead of the interests of the Company's Advisory Clients. Access Persons may not induce or cause an Advisory Client to take action, or not to take action, for personal benefit, rather than for the benefit of the Advisory Client. For example, a supervisor or employee would violate the policy by causing an Advisory Client to purchase a security he or she owned for the purpose of increasing the price of that security.

     B. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Company or its Advisory Clients could call into question the exercise of the independent judgment of a Access Person. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

     C. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING BOTH PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations always should be resolved in favor of Advisory Clients. Technically, compliance with the Code's provisions shall not automatically insulate from scrutiny any securities transactions or actions that indicate a violation of the Company's fiduciary duties.

3. APPENDICES TO THE CODE. The Code shall be supplemented by the Compliance Manual in its entirety, specifically including, without limitation, the Sections entitled "Trading and Brokerage Policies - Principal and Agency Cross Transactions"; "Personal Securities Transactions"; and "Insider Trading".

4. OTHER DUTIES. IN ADDITION TO THE GENERAL FIDUCIARY DUTY DESCRIBED ABOVE, ACCESS PERSONS ARE SUBJECT TO THE FOLLOWING DUTIES:

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

     B. GIFTS. The following provisions on gifts apply to Access Persons:

     ACCEPTING GIFTS. On occasion, because of their position with the Company, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons. Acceptance of extraordinary or extravagant gifts is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of the Company. Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any twelve month period), customary business meals, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received by an Access Person that might violate this Code must be promptly reported to the CCO.

     SOLICITATION OF GIFTS. Access Persons are prohibited from soliciting gifts of any size under any circumstances.

     GIVING GIFTS. Access Persons may not give any gift with a value in excess of $100 (per year) to an Advisory Client or persons who do business with, regulate, advise or render professional services to the Company.

     C. COMPANY OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client or the Company. This includes, but is not limited to, acquiring Reportable Securities for one's own account that would otherwise be acquired for an Advisory Client.

     D. UNDUE INFLUENCE. Access Persons shall not cause or attempt to cause any Advisory Client to purchase, sell or hold any security in a manner calculated to create any personal benefit to such Access Person. If an Access Person stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client the full nature of the beneficial interest that the Access Person has in that security, any derivative security of that security or the security issuer, where the decision could create a material benefit to the Access Person or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the CCO, must determine whether or not the Access Person will be restricted in making investment decisions in respect of the subject security.

5. REPORTING, REVIEW AND RECORDKEEPING. All violations of the Code must be reported promptly to the CCO. The CCO shall periodically review Access Persons' personal trading reports and otherwise take reasonable steps to monitor compliance with, and enforce, this Code of Ethics. The CCO shall maintain in the Company's files (i) a current copy of the Code, (ii) records of violations and actions taken as a result of the violations, (iii) copies of all Access Persons' written acknowledgement of receipt of the Code, and (iv) copies of the periodic compliance certificates required by the Code.

6. SANCTIONS. If the CCO determines that an Access Person has committed a violation of the Code, the Company may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension or termination of employment, fine, civil referral to the SEC and, in certain cases, criminal referral. The Company may also require the offending Access Person to reverse the trades in question and/or forfeit any profit or absorb any loss derived therefrom. Failure to timely abide by directions to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

7. EXCEPTIONS. Exceptions to the Code will rarely, if ever, be granted. However, the CCO may grant an occasional exception on a case-by-case basis when the proposed conduct involves negligible opportunities for abuse. All exceptions shall be solicited and issued in writing. No reports shall be required under this Code for (i) transactions effected pursuant to an automatic investment plan and (ii) securities held in accounts over which the Access Person has no direct control.

8. COMPLIANCE CERTIFICATION. All Access Persons shall sign a certificate promptly upon becoming employed or otherwise associated with the Company that evidences his or her receipt of this Code of Ethics and submit a complete report of the Access Person's securities holdings as required by the Company's Personal Securities Transactions Policy. See Exhibit A to this Code of Ethics. All Access Persons shall submit to the CCO, no later than 30 days after the close of each quarter, in the form prescribed by the Company for this purpose, a list of all personal transactions in Reportable Securities. During the month of January, all Access Persons will be required to certify on the Annual Certification of Compliance With Code of Ethics form attached to this Code of Ethics as Exhibit B.

                           EXHIBIT A TO CODE OF ETHICS

STEWART CAPITAL ADVISORS, LLC
ATTENTION: CHIEF COMPLIANCE OFFICER

As required by the Code of Ethics and Personal Securities Transaction Policy of Stewart Capital Advisors, LLC (the "Company"), the undersigned acknowledges that he/she (1) has received a copy of the Company's Code of Ethics ("Code") and Personal Securities Transaction Policy, (2) has read and understands the information contained in the Code and said Policy; and (3) he/she will abide by the Code and Policy and any subsequent amendments thereto.

In accordance with the Code of Ethics and said Policy, attached is a complete and accurate list of all accounts with any brokerage firm or financial institution through which any securities may be purchased or sold, held in my name or the name of any of my spouse, my minor children, relatives living with me, and persons to whom I contribute support, or in which any of such persons has a direct or indirect beneficial interest, or over which any of such persons has discretionary investment authority, or for which any of such persons participates, directly or indirectly, in the selection of securities.

I understand that you require this list to monitor my compliance with the policies and procedures of the Company, relating to insider trading, fiduciary duties to clients and other securities laws. I agree to notify the Company and obtain its consent before opening any new account that falls within the description above. I further agree to direct all brokerage firms or other financial institutions identified on the attachment to furnish the Company with copies of all brokerage statements and trade confirmations and any other information concerning activity in any of the listed accounts.

                                        Signed:


                                        ----------------------------------------
                                        Print Name:
                                                    ----------------------------
                                        Date:
                                              ----------------------------------

                   LIST OF SECURITIES AND COMMODITIES ACCOUNTS
                           AS OF _____________, _____

                                       FOR

                      ____________________________________
                               [Name of Employee]

Registered In The Name of:   Financial/Brokerage Institution   Account Number
--------------------------   -------------------------------   --------------


Continue on a second page if necessary.

If none, initial here: _____________.

                           EXHIBIT B TO CODE OF ETHICS

              ANNUAL CERTIFICATION OF COMPLIANCE WITH THE COMPANY'S PERSONAL SECURITIES TRANSACTIONS DISCLOSURE AND CODE OF ETHICS

I certify that during the year ended as of the date written below, in accordance with the Code of Ethics adopted by Stewart Capital Advisors, LLC (the "Company"):

1. I have fully disclosed all securities holdings in which I have, or a member of my immediate family has, a beneficial interest.

2. I have obtained pre-clearance for all securities transactions in which I have, or an immediate member of my family has, a beneficial interest as required by the Code of Ethics and the Company's Personal Securities Transactions policy except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3. I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest as required by the Code of Ethics and the Company's Personal Securities Transactions policy except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

4.   I have complied with the Code of Ethics in all other respects.


-------------------------------------
Signature

-------------------------------------
Print Name

Dated:                         , 200
       ------------------------     -

4.   PERSONAL SECURITIES TRANSACTIONS

The following procedures are designed to assist the CCO in detecting and preventing breaches of the Company's fiduciary duties to its clients (inadvertent or otherwise) and avoiding potential conflicts of interest with clients, in connection with the Company's employees' personal trading activities.

PERSONAL TRADING ACCOUNTS AND REPORTS.

     1. Upon receipt of this Compliance Manual, each of the Company's employees shall be required to identify to the CCO all brokerage and commodities trading accounts that constitute proprietary accounts with respect to the employee. The form to be used for this purpose is attached as Exhibit A.

          A. For purposes of this policy, the following terms have the meanings set forth below:

               (I) "Employee" means (i) each person who, in connection with his or her regular functions or duties on behalf of the Company or any of its affiliates, or as a result of his or her ownership or control of the Company (whether or not such person is an employee of the Company), makes, participates in or obtains information concerning securities transactions contemplated, proposed or made for the Company's clients, (ii) each member of the immediate family of such person, and (iii) each person to whom such person contributes support.

               (II) "Proprietary account" means a securities investment or trading account in which an employee has an interest or over which an employee exercises control or provides investment advice, or a proprietary investment or trading account maintained for the Company or its employees.

               (III) "Security" means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as commodity futures contracts, securities futures products and commodity options, swaps and other derivative instruments, whether issued in a public or a private placement, but does not include shares of open-end investment companies registered under the Investment Company Act of 1940 that are not affiliated with the Company, securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit or commercial paper.

     2. Not later than 10 days after becoming an employee of the Company, the employee must provide to the Company an Initial Holdings Report disclosing the title, number of shares and principal amount of each security in which the new employee has (or had when the person became an employee), any direct or indirect beneficial ownership and the name of any broker, dealer or bank with which the new employee maintained an account in which any securities were held for his or her direct or indirect benefit as of the date the person became an employee. The form of the Initial Holdings Report is attached as Exhibit B.

     3. Thereafter, Employees must advise the Company and receive authorization before opening any new brokerage or commodities accounts. Notice shall be given to, and authorization received from the CCO in accordance with the procedures set forth in this policy.

     4. Each Employee shall arrange for duplicate copies of all trade confirmations and all brokerage statements relating to proprietary accounts to be sent promptly and directly by the brokerage firm or other financial institution where the account is maintained to the Company, to the attention of the CCO. In the alternative, employees may close all proprietary accounts and trade only through a proprietary account at the Company's prime broker if the employee authorizes the prime broker to provide such information to the Company.

     5. In addition, each Employee must report to the CCO any private securities transactions that are not carried out through brokerage accounts.

     6. For each securities trade by an employee for which a confirmation is not available, the employee is responsible for promptly providing the CCO with the date, security, nature of the transaction, price, parties and brokers involved in the transaction.

     7. Prior to arranging a personal loan with a financial institution that will be collateralized by securities, an employee must obtain the approval of the CCO.

     8. Annually, each employee is also required to certify to the Company that he or she has complied with all of the Company's policies and procedures during the period and must provide the Company with a report disclosing all securities in which the employee has any direct or indirect beneficial ownership interest and the names of all brokers, dealers or banks where such securities are held. In the alternative, the employee may certify that all such information is contained in the account statements and confirmations provided to the Company during the period and that as of the date of the certification all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the employee must update or correct the information. The form to be used for this purpose is attached as Exhibit C.

REVIEW OF PERSONAL TRADING INFORMATION. All confirmations, statements and other information will be reviewed to monitor compliance with this policy. The Company reserves the right to require the employee to reverse, cancel or freeze, at the employee's expense, any transaction or position in a specific security if the Company believes the transaction or position violates its policies or appears improper. The Company will keep all such information confidential except as required to enforce this policy or to participate in any investigation concerning violations of applicable law.

CLIENT PRIORITY.

     1. Employees of the Company must first give priority on all purchases and sales of securities to the Company's clients, prior to the execution of transactions for their proprietary accounts, and personal trading must be conducted so as not to conflict with the interests of a client. While the scope of such actions cannot be exactly defined, they would always include each of the following prohibited situations:

     - contemporaneously purchasing the same securities as a client without making an equitable allocation of the securities to the client first, on the basis of such considerations as available capital and current positions, and then to the account of the employee;

     - knowingly purchasing or selling securities, directly or indirectly, in such a way as to personally injure a client's transactions;

     - using knowledge of securities transactions by a client to profit personally, directly or indirectly, by the market effect of such transactions; and

     - giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a client account, except to the extent necessary to effectuate such transactions.

     2. Clients must always receive the best price, in relation to employees, on same day transactions. See also Section 10, Trading/and Brokerage Transactions.

FRONT-RUNNING. The Company's policy is that no employee may execute a transaction in a security for a proprietary account if the employee is aware or should be aware that an order for a client account for the same security, same way, remains unexecuted or the Company is considering same way trades in the security for client accounts. Transactions in options, derivatives or convertible instruments for a proprietary account that are related to a transaction in an underlying security for a client account ("inter-market front running") are subject to the same prohibition.

RESTRICTED LIST. Certain transactions in which the Company engages may require, for either business or legal reasons, that any client accounts or proprietary accounts do not trade in certain securities for specified time periods. A security will be designated as "restricted" if the Company is involved in a transaction that places limits on the aggregate position held by the accounts in that security, or if trading in a security should be restricted for any other reason. The Company's "restricted list" will be maintained by the CCO. It generally will not be circulated. It is the employee's responsibility to determine whether a security is on the Company's restricted list prior to the execution of any security transactions.

PERSONAL TRADING APPROVALS.

     1. No trading transactions for proprietary accounts may be effected without the prior approval of the CCO, and any transaction may be cancelled at the end of the day by the CCO and the trade allocated to a client account if determined by the CCO to be required. The President must similarly approve any trade by the CCO. A Personal Securities Trading Request Form should be used for this purpose in the Form attached to this policy as Exhibit D. The CCO shall promptly notify the employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the employee. Notification of approval or denial to trade may be verbally given; however, it shall be confirmed in writing by indicating such action on the Personal Securities Trading Request Form and returning it to the employee within 24 hours of the verbal notification.

     2. When any employee recommends that a security be bought or sold for a client account, such employee must disclose to the CCO if a position in that security is then held in the employee's proprietary account. The CCO may restrict such Employee from buying or selling the position from any proprietary account until a specified period of time after the orders for client accounts have been filled and there is no buying or selling program in progress.

PRINCIPAL TRANSACTIONS. Neither the Company nor any employee may engage in principal transactions between a proprietary account and a client account.

PRIVATE PLACEMENTS. No Employee may acquire, directly or indirectly, beneficial ownership of any security in a private placement without the prior approval of the CCO. A Personal Securities Trading Request Form should be used for this purpose (Exhibit D). The CCO shall promptly notify the employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the employee.

INITIAL PUBLIC OFFERINGS. No employee may acquire, directly or indirectly, beneficial ownership of any security in an initial public offering without the prior approval of the CCO. A Personal Securities Trading Request Form submitted for this purpose should be submitted to the CCO before the Employee places an indication of interest in the initial public offering with a broker (Exhibit D). The CCO shall promptly notify the employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the employee.

MANIPULATIVE PRACTICES. Section 9(a)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the Exchange Act has been interpreted to proscribe the same type of trading practices in OTC securities.

The thrust of these prohibitions against manipulative trading practices is that no employee should, alone or with others, for either a client account or a proprietary account:

     - engage in trading or apparent trading activity for the purpose of inducing purchases or sales by others; or

     - engage in trading or apparent trading activity for the purpose of causing the price of a security to move up or down, and then take advantage of such price movement by buying or selling at such "artificial" price level.

Of course, buy or sell programs may cause stock prices to rise or fall, and price changes resulting from supply and demand factors are not prohibited. Rather, Section 9(a)(2) prohibits activity where there is a purpose to affect the price of a security artificially through trading or apparent trading, not where such change is an incidental result of a change in supply, demand, or in the intrinsic value of a security.

               EXHIBIT A TO PERSONAL SECURITIES TRANSACTION POLICY

STEWART CAPITAL ADVISORS, LLC
ATTENTION: CHIEF COMPLIANCE OFFICER

As required by the Code of Ethics and Personal Securities Transaction Policy of Stewart Capital Advisors, LLC (the "Company"), the undersigned acknowledges that he/she (1) has received a copy of the Company's Code of Ethics ("Code") and Personal Securities Transaction Policy, (2) has read and understands the information contained in the Code and said Policy; and (3) he/she will abide by the Code and Policy and any subsequent amendments thereto.

In accordance with the Code of Ethics and said Policy, attached is a complete and accurate list of all accounts with any brokerage firm or financial institution through which any securities may be purchased or sold, held in my name or the name of any of my spouse, my minor children, relatives living with me, and persons to whom I contribute support, or in which any of such persons has a direct or indirect beneficial interest, or over which any of such persons has discretionary investment authority, or for which any of such persons participates, directly or indirectly, in the selection of securities.

I understand that you require this list to monitor my compliance with the policies and procedures of the Company, relating to insider trading, fiduciary duties to clients and other securities laws. I agree to notify the Company and obtain its consent before opening any new account that falls within the description above. I further agree to direct all brokerage firms or other financial institutions identified on the attachment to furnish the Company with copies of all brokerage statements and trade confirmations and any other information concerning activity in any of the listed accounts.

                                        Signed:


                                        ----------------------------------------
                                        Print Name:
                                                    ----------------------------
                                        Date:
                                              ----------------------------------

                   LIST OF SECURITIES AND COMMODITIES ACCOUNTS
                           AS OF _____________, _____

                                       FOR

                      ____________________________________
                               [Name of Employee]

Registered In The Name of:   Financial/Brokerage Institution   Account Number
--------------------------   -------------------------------   --------------


Continue on a second page if necessary.

If none, initial here: _____________.

               EXHIBIT B TO PERSONAL SECURITIES TRANSACTION POLICY

STEWART CAPITAL ADVISORS, LLC
ATTENTION: CHIEF COMPLIANCE OFFICER

Re: Initial Holdings Report

Attached is a complete and accurate list of (i) the title, number of shares and principal amount of each security in which I, each member of my immediate family and each person to whom I contribute support have any direct or indirect beneficial ownership interest or over which I or any such person have or has any control or provides any investment advice, (ii) the name and address of all brokers, dealers, banks or other institutions where such securities are held and
(iii) the corresponding account numbers. This information is current, as of the date I became an Employee of the Company, which was ______________.


Date:
      -------------------------------   ----------------------------------------
                                        Print Name:
                                                    ----------------------------

                             INITIAL HOLDINGS REPORT

                                       FOR

                         _______________________________
                               [Name of Employee]

                                      AS OF

                         _______________________________
                              [Date of Employment]

________________________________________________________________________________
                         Financial/Brokerage Institution
                            Where Securities Are Held

Securities Owned   Account Name and Number
----------------   -----------------------


               EXHIBIT C TO PERSONAL SECURITIES TRANSACTION POLICY

                            CERTIFICATE OF COMPLIANCE

I hereby certify that, since the date on which I received a copy of the Personal Securities Transaction and Insider Trading Policies of Stewart Capital Advisors, LLC (the "Company") and/or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with all such policies and procedures applicable to me.

In particular, I have disclosed to the Company the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I, my spouse, any of my minor children, any relatives living with me and any person to whom I contribute support, have or has any direct or indirect beneficial interest or over which I or any such person have or has any control or provides any investment advice, and I have disclosed to the Company all transactions in such accounts through the date of this certification. If any such information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

                                        Signed:


                                        ----------------------------------------
                                        Print Name:
                                                    ----------------------------
                                        Date:
                                              ----------------------------------

               EXHIBIT D TO PERSONAL SECURITIES TRANSACTION POLICY

                    PERSONAL SECURITIES TRADING REQUEST FORM

Name:
      ------------------------------------------------------

Details of Proposed Transaction

Circle One                                                      Purchase / Sale

Date of Transaction
                                                               -----------------
Indicate Name of Issuer and Symbol
                                                               -----------------
Type of Security (e.g., Note, Common Stock, Preferred Stock)
                                                               -----------------
Quantity of Shares or Units
                                                               -----------------
Price Per Share/Units
                                                               -----------------
Approximate Dollar Amount
                                                               -----------------
Account for Which Transaction will be Made
                                                               -----------------
Name of Broker
                                                               -----------------
Date of Request:
                 -----------------------

You [ ] may / [ ] may not execute the proposed transaction described above.


                                        ----------------------------------------
                                        Authorized Signature

Date of Response:
                  -------------------

5.   INSIDER TRADING POLICY

The Company has adopted the following Insider Trading Policy which governs the use by employees of "inside information", that is, material nonpublic information about an issuer of securities.

                          STEWART CAPITAL ADVISORS, LLC

                             INSIDER TRADING POLICY

                                                          ADOPTED AUGUST 1, 2005

SUMMARY

     - Insider trading is improper trading in securities on the basis of "material non-public information," often referred to as "inside information".

     - "Material information" means information relating to an issuer of securities which, if publicly disseminated, (a) might have an effect on the market for the securities generally, or (b) would be likely considered important by a reasonable investor in determining whether to buy, sell or hold the securities. While it is impossible to list all types of information that might be deemed material under particular circumstances, information dealing with the following subjects is often deemed material: earnings estimates; dividends; acquisitions, including mergers and tender offers; sales of substantial assets; significant write-downs of assets or additions to reserves for bad debts or contingent liabilities; liquidity problems; extraordinary management developments; public offerings; major price or marketing changes; and significant litigation or investigations by governmental bodies.

     - Information is "non-public" if it has not been disclosed generally to the public. Information should not be considered publicly available until a reasonable time after it has been disseminated by means likely to result in the public being aware of such information, such as press releases and news ticker or newspaper items. As a general rule, information should be considered publicly available two business days after the information has been announced to the general public.

     - If you have actual or imputed inside information about an issuer of securities (and you are aware or should be aware of this) then you are prohibited from:

               -    buying or selling those securities

               - recommending or suggesting to others that they buy or sell those securities

               - communicating the information to another person you know would be likely to use the information to buy or sell securities.

     - Insider trading is prohibited by the law and a violation of the Insider Trading and Securities Fraud Enforcement Act of 1988. Breaches of this prohibition may result in fines of up to $200,000 and/or up to 5 years' imprisonment. A breach of this insider trading policy is also grounds for disciplinary action, including suspension or termination of employment with the Company.

1. INSIDER TRADING POLICY

Insider trading and tipping by the Company, its directors, officers, investment advisory representatives (IARs) and employees and any individuals or entities directly or indirectly related to such individuals or under the Company's direct or indirect control is strictly prohibited.

Every employee must be familiar with and observe this policy. If you are in doubt about the application of this policy you should consult with the Company's Chief Compliance Officer before proceeding with any transaction.

2. CONSEQUENCES OF A BREACH OF INSIDER TRADING POLICY

Insider trading conduct can lead to individual liability as well as damage to the reputation of the Company.

Insider trading is prohibited by law and a breach of this prohibition can result in fines of up to $200,000 against the person involved as well as up to five years' imprisonment on each count. A breach of the Company's Insider Trading Policy by directors, officers or employees may also result in disciplinary action by the Company including but not limited to suspension or termination of your employment with the Company.

3. WHAT IS INSIDER TRADING?

INSIDER TRADING means buying or selling shares or other securities on the basis of material non-public information (or inside information). It includes procuring or inducing another person to buy or sell securities about which insider information is known.

4. WHAT IS PROHIBITED?

The law prohibits a person who is an insider from:

     - subscribing for, purchasing or selling or entering into an agreement to subscribe for, purchase or sell any securities about which inside information is known;

     - procuring, inciting, inducing or encouraging any other person to subscribe for, purchase or sell securities about which inside information is known;

     - trading on the stock market in securities as to which he or she possesses inside information; or

     - directly or indirectly communicating inside information to another person if the insider knows or ought reasonably know that the other person would be likely to subscribe for, purchase or sell securities or procure a third person to do so.

5. WHO IS AN "INSIDER"?

An "insider" is any person who possesses information that is not generally available where that information would reasonably be expected to have a material effect on the price or value of securities of the company.

An insider is anyone who has inside information, whether or not they are associated in any way with the company concerned. It is irrelevant how the information was obtained.

6. WHEN DO YOU POSSESS INSIDE INFORMATION?

You are in possession of inside information when you have actual or imputed knowledge of information about securities that is not generally available and is price sensitive and you know or ought reasonably to know that the information is not generally available and is price sensitive.

7. HOW CAN I CHECK IF I HAVE INSIDE INFORMATION?

It will often be difficult to determine whether any particular information is inside information.

In cases where you know information is material and non-public you should immediately treat that information as inside information.

If you do not know if the information is material and non-public you should consider whether there is anything about the information and the surrounding circumstances which could mean that you ought reasonably to know that the information is inside information. If there is anything to suggest this, you must treat the information as inside information until you become certain whether or not it is inside information.

If you are not certain whether you have inside information, you should contact the Company's Chief Compliance Officer before engaging in any securities transaction.

8. WHAT IS TIPPING?

Tipping involves an insider communicating either directly or indirectly inside information to another person when the insider knows or should reasonably know that the other person would or is likely to use that information to deal in securities or to induce a third party to deal in the securities. Tipping is a form of insider trading and is also prohibited by the law.

9. WHEN CAN I DEAL IN SECURITIES?

There are certain times when it may be possible to deal in securities because at these times generally all material information is publicly available. These are:

     -    when there is a current prospectus issued by the relevant company

     - for up to 30 days after the release of six-month and final results and any dividend announcements

     - during the period from 3 days after the release of the annual report to 30 days after the annual general meeting

     -    for a new issue, while rights are being traded

     - where the shares are acquired pursuant to an approved employee share scheme or dividend reinvestment scheme.

Despite these "windows", if a person obtains price sensitive information which is not generally available during this time, that person must not deal in the securities or procure another person to deal in the securities.

10. WHAT IF I AM NOT SURE?

If you are not sure whether you may deal in securities consistently with this policy you should discuss the situation with the Company's Chief Compliance Officer.

ACKNOWLEDGEMENT.

I have read the above and by my signature below, I acknowledge my understanding of the Company's policy on Insider Trading and I agree to abide by such policy.


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